Exhibit 24

AGREEMENT TO FILE JOINTLY AND STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNATORY

Each of the undersigned entities and individuals (collectively, the “Reporting Persons”) hereby authorizes and designates Benchmark Capital Management Co. IV, L.L.C. or such other person or entity as is designated in writing by Steven M. Spurlock (the “Designated Filer”) as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the “Act”), the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the “Exchange Act”) or any other state or federal agency (collectively, the “Reports”) with respect to the Reporting Person’s ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the “Companies”).

Each Reporting Person hereby further authorizes and designates Steven M. Spurlock (the “Authorized Signatory”) to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

The authority of the Designated Filer and the Authorized Signatory under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person’s ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing.  Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person’s responsibilities to comply with the Act or the Exchange Act.

January 1, 2009	BENCHMARK CAPITAL MANAGEMENT CO. IV, L.L.C.,
a Delaware Limited Liability Company

	By:	/s/ Steven M. Spurlock
Steven M. Spurlock, Managing Member

January 1, 2009	BENCHMARK CAPITAL PARTNERS IV, L.P.,
a Delaware Limited Partnership

	By:	Benchmark Capital Management Co. IV, L.L.C.,
a Delaware Limited Liability Company
Its General Partner

	By:	/s/ Steven M. Spurlock
Steven M. Spurlock, Managing Member

January 1, 2009	BENCHMARK FOUNDERS’ FUND IV, L.P.,
a Delaware Limited Partnership

	By:	Benchmark Capital Management Co. IV, L.L.C.,
a Delaware Limited Liability Company
Its General Partner

	By:	/s/ Steven M. Spurlock
Steven M. Spurlock, Managing Member

January 1, 2009	BENCHMARK FOUNDERS’ FUND IV-A, L.P.,
a Delaware Limited Partnership

	By:	Benchmark Capital Management Co. IV, L.L.C.,
a Delaware Limited Liability Company
Its General Partner

	By:	/s/ Steven M. Spurlock
Steven M. Spurlock, Managing Member

January 1, 2009	BENCHMARK FOUNDERS’ FUND IV-B, L.P.,
a Delaware Limited Partnership

	By:	Benchmark Capital Management Co. IV, L.L.C.,
a Delaware Limited Liability Company
Its General Partner

	By:	/s/ Steven M. Spurlock
Steven M. Spurlock, Managing Member

January 1, 2009	BENCHMARK FOUNDERS’ FUND IV-X, L.P.,
a Delaware Limited Partnership

	By:	Benchmark Capital Management Co. IV, L.L.C.,
a Delaware Limited Liability Company
Its General Partner

	By:	/s/ Steven M. Spurlock
Steven M. Spurlock, Managing Member

January 1, 2009	By:	/s/ Alexandre Balkanski
Alexandre Balkanski

January 1, 2009	By:	/s/ Bruce W. Dunlevie
Bruce W. Dunlevie

January 1, 2009	By:	/s/ J. William Gurley
J. William Gurley

January 1, 2009	By:	/s/ Kevin R. Harvey
Kevin R. Harvey

January 1, 2009	By:	/s/ Robert C. Kagle
Robert C. Kagle

January 1, 2009	By:	/s/ Andrew S. Rachleff
Andrew S. Rachleff

January 1, 2009	By:	/s/ Steven M. Spurlock
Steven M. Spurlock